AMENDMENT NO. 4 TO LOAN AGREEMENT
This AMENDMENT NO. 4 TO LOAN AGREEMENT (this "Amendment No. 4") is made and entered into on September 3, 2026 (the "Execution Date"), by and between STEWARDS, INC., a Nevada corporation with its principal office at 4300 N. University Drive, Suite D-105, Lauderhill, Florida 33351 (the "Borrower"), and STEWARDS INTERNATIONAL FUNDS PCC (on behalf of the STEWARDS PRIVATE CREDIT FUND), a limited company organized under the laws of Mauritius, with its principal office at 12th Floor, Nexteracom Tower, Tower 1, Ebene, Quatre Bornes, Mauritius 72201 (the "Lender"). Solely as between the parties, this Amendment No. 4 is effective as of 11:59 p.m. Eastern Time on August 31, 2026 (the "Extension Effective Time").
RECITALS
WHEREAS, the Borrower and the Lender are parties to a Loan Agreement dated September 17, 2025, as amended by Amendment No. 1 dated October 30, 2025, Amendment No. 2 dated December 19, 2025, and Amendment No. 3 dated December 21, 2025 (as amended and as further amended by this Amendment No. 4, the "Loan Agreement");
WHEREAS, the Loan Agreement established August 31, 2026 as the facility Closing Date, and the parties desire to extend the period during which Notes may be funded through November 15, 2026, without changing the fixed Maturity Date of August 31, 2030, the 8.00% annual interest rate, or any other term except as expressly stated in this Amendment No. 4;
WHEREAS, the parties desire to preserve the $0.76 per-share Warrant exercise price, preserve the coverage applicable to principal funded and accepted on or before August 31, 2026, and establish reduced coverage of one (1) Warrant for every $3.00 funded and accepted after August 31, 2026 through the extended Closing Date;
WHEREAS, the parties further desire that all Warrants earned, accrued, due, or otherwise required to be issued under the Loan Agreement but not previously issued, including Warrants earned during the extension period, be issued effective November 15, 2026; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment No. 4 have the meanings set forth in the Loan Agreement.
2.Extension of Closing Date. The definition of "Closing Date" in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:
"Closing Date" means November 15, 2026; provided that advances remain subject to the Dealing Date and other funding requirements of the Loan Agreement. Because November 15, 2026 is not a Business Day, any advance intended to settle on or before the Closing Date must be irrevocably released in sufficient time to settle no later than the immediately preceding Business Day.
The corresponding "Closing Date" entry in the Term Sheet is amended to read "November 15, 2026." The amended Closing Date extends only the facility availability period and the period used to determine Warrant coverage. It does not change the Maturity Date, which remains August 31, 2030, or reset any payment, redemption, exercise, expiration, eligibility, or measurement period, except for the Warrant issuance date expressly amended by Section 4 below.

3.Continuity; Limited Waiver and Ratification. The parties intend the facility availability period to continue without interruption from the Extension Effective Time through the amended Closing Date. To the extent the former Closing Date caused that period to lapse before the Execution Date, the Lender waives that lapse solely to give effect to this Amendment No. 4, and each party ratifies any advance, Note, notice, instruction, or ministerial act completed during that interval in accordance with the Loan Agreement. This Section does not waive any payment default, covenant breach, Event of Default, funding condition, third-party right, or requirement of applicable law, and no signature will be deemed affixed before its actual date.
4.Warrant Exercise Price, Coverage and Issuance. Notwithstanding any contrary provision of the Loan Agreement, the Term Sheet, any Note, or the Warrant Agreement, the following provisions apply:
(a) Exercise Price. The Warrant exercise price remains $0.76 per share, subject to the existing anti-dilution provisions of the Warrant Agreement.
(b) Coverage. Warrant entitlements attributable to Actual Principal Amount funded and accepted on or before August 31, 2026 (the "Pre-Extension Principal") remain governed by the coverage ratio applicable when that principal was funded, including one (1) Warrant for every $0.76 of Pre-Extension Principal. Warrant entitlements attributable to Actual Principal Amount funded and accepted after August 31, 2026 through the amended Closing Date (the "Extension Principal") equal one (1) Warrant for every $3.00 of Extension Principal. The two pools will be calculated separately. Any fractional entitlement will be treated under the Warrant Agreement or, if the Warrant Agreement contains no applicable provision, rounded down once after aggregating the applicable pool.
(c) Mandatory November 15 Issuance. On and effective as of November 15, 2026, the Borrower shall issue to the Lender every Warrant then earned, accrued, due, or otherwise required to be issued but not previously issued under the facility, including all Warrants earned in respect of Extension Principal (collectively, the "Outstanding Facility Warrants"). Warrants previously validly issued will be credited against the pool to which they relate so that no advance produces duplicate coverage. The Borrower will record the issuance in its Warrant register effective November 15, 2026 and deliver the applicable executed Warrant instruments or book-entry confirmations on that date. If ministerial delivery cannot be completed because November 15, 2026 is not a Business Day, delivery may occur on the immediately following Business Day, but each instrument, confirmation, and register entry must evidence November 15, 2026 as the effective issuance date. The Lender agrees that any earlier unperformed Warrant-issuance obligation is consolidated into this mandatory issuance, without reducing or releasing the number of Warrants owed.
(d) Restricted Shares. Any shares of Common Stock issued upon exercise of a Warrant, including an exercise funded through the debt conversion option, will be restricted securities and will bear the applicable restrictive legend or book-entry notation. Such shares will not be freely tradable or eligible for unrestricted public resale unless the resale is covered by an effective registration statement or an applicable exemption from registration is established to the reasonable satisfaction of the Borrower and its transfer agent. This acknowledgment creates no registration right or obligation not otherwise provided in the Loan Agreement or Warrant Agreement.

5.Existing Economics and Funding Mechanics Preserved. Except for the extended Closing Date, the reduced coverage ratio applicable solely to Extension Principal, and the November 15, 2026 Warrant issuance date, this Amendment No. 4 does not change the economics or funding mechanics of the Loan Agreement. Without limiting the foregoing, the interest rate remains 8.00% per annum, interest on each post-August 31, 2026 advance accrues from its actual funding date, the Maturity Date remains August 31, 2030, the aggregate authorized principal amount is not increased, and Notes remain issuable only in the increments and on the Dealing Dates permitted by the Loan Agreement.
6.No Novation; Registered Form. This Amendment No. 4 is not a novation. Each outstanding Note and all obligations under the Loan Agreement continue in full force. The registered-form, transfer, Note Register, and related provisions adopted by Amendment No. 3 apply to every Note issued during the extended facility period.
7.Authority; Further Assurances. Each party represents that it has taken all action necessary to authorize the execution and performance of this Amendment No. 4 and will execute any further instrument reasonably necessary to carry it out, including conforming entries in the Note Register, Warrant register, Term Sheet, and applicable Note or Warrant records.
8.No Other Changes; Order of Precedence. Except as expressly amended by this Amendment No. 4, all terms, conditions, and provisions of the Loan Agreement, as previously amended, remain in full force and effect and are ratified and confirmed in all respects. If this Amendment No. 4 conflicts with the Loan Agreement, the Term Sheet, any Note, or the Warrant Agreement concerning the subject matter addressed herein, this Amendment No. 4 controls.
9.Governing Law. This Amendment No. 4 will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict-of-law principles.
10.Counterparts; Electronic Signatures. This Amendment No. 4 may be executed in counterparts, including by electronic signature or PDF transmission, each of which will be deemed an original and all of which together will constitute one instrument.
11.Entire Agreement. This Amendment No. 4, together with the Loan Agreement (as previously amended), the Term Sheet (as amended), and the Warrant Agreement, constitutes the entire agreement between the parties concerning the subject matter of this Amendment No. 4.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of their respective actual signature dates below.
BORROWER:
STEWARDS, INC.

By: /s/ Shaun Quin
Name: Shaun Quin
Title: President
Date: September 4, 2026

LENDER:
STEWARDS INTERNATIONAL FUNDS PCC
(on behalf of the STEWARDS PRIVATE CREDIT FUND)

By: /s/ Kowen Pareemamun
Name: Kowen Pareemamun
Title: Director
Date: September 4, 2026